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The following is the English translation of the official Japanese version of the Press Release issued by Nippon Steel Corporation on December 18, 2023:

This document is the English translation of the official Japanese version of the Press Release (“Official Japanese Version”). This English translation was prepared for your reference, to help you understand what is stated in the Official Japanese Version.

December 18, 2023

Company name:	NIPPON STEEL CORPORATION
Representative:	Eiji Hashimoto
Representative Director and President
Stock listing:	Prime Market of Tokyo Stock Exchange / Nagoya Stock Exchange / Fukuoka Stock Exchange / Sapporo Securities Exchange
Code number:	5401
Contact:	Public Relations Center, General Administration Div. (Telephone: +81-3-6867-2135, 2146, 2977, 3419)

Acquisition of United States Steel Corporation

NIPPON STEEL CORPORATION (“NSC” or the “Company”) hereby announces that, today (Tokyo time), it has decided to acquire United States Steel Corporation (“U. S. Steel”), an integrated blast furnace and electric arc furnace steel manufacturer in the United States through NIPPON STEEL NORTH AMERICA, INC. (“NSNA”), a wholly-owned subsidiary of the Company (the “Transaction”) and to enter into a merger agreement with U. S. Steel, pursuant to the decision of the Representative Director of the Company, upon a mandate by the resolution of the Board of Directors on November 30, 2023, December 15, 2023 and December 18, 2023.

NSC and Castle also released today (Tokyo time) a joint statement which is attached as the Appendix hereto.

1. Overview of Transaction

The Transaction will be implemented by way of “reverse triangular merger” pursuant to which 2023 Merger Subsidiary, Inc. , a wholly-owned subsidiary established by NSNA for the purpose of the Transaction, and U. S. Steel will be merged (the “Merger”). More specifically, upon the Merger, shares outstanding of U. S. Steel will be converted into the right to receive the merger consideration (US$55.00 per share in cash) and will be canceled. In addition, all shares of the 2023 Merger Subsidiary, Inc. owned by NSNA will be converted into common stock of U. S. Steel. As a result of the Transaction, U. S. Steel will be a wholly-owned subsidiary of NSC. The closing of the Transaction is subject to approval by U. S. Steel shareholders, receipt of regulatory approvals and other closing conditions specified in the merger agreement.

The agreed per-share consideration to be paid to U. S. Steel shareholders represents a premium of 40% to U. S. Steel’s closing share price of US$ 39.33 on December 15, 2023.

NSC plans to fund the Transaction through proceeds mainly from borrowings from main Japanese banks and has already secured financing commitments. After completion of the Transaction, NSC will evaluate the capital structure and seek optimal financing requirements of the combined company in light of various factors including NSC’s financial performance and standing and market trends as well as impacts on NSC’s shareholders and financial stability, as needed. The Transaction is not subject to any financing condition.

2. Strategic Objectives of the Transaction

As the “Best Steelmaker with World-Leading Capabilities,” the Transaction will enable NSC to move toward 100 million tonnes of global crude steel capacity through expanding its integrated production framework and create value starting from iron/steel-making process in “districts and areas where demand is promisingly expected to grow” and in “sectors in which NSC’s technologies and products are appreciated.” In doing so, NSC’s basic strategy is to acquire integrated steel mills through acquisitions and capital participation (brownfield investment) and to expand the capacity of existing bases. NSC acquired Essar Steel (now AM/NS India) in India in December 2019 and G Steel and GJ Steel in Thailand in March 2022.

The U.S. steel industry is largely driven by domestic demand and U.S. steelmakers are not highly dependent on exports of products. In addition, it has been remarkable that there is a trend to bring operations back to the home U.S. market in downstream sectors such as energy and manufacturing, due to relatively low energy prices in the United States and structural changes in the world economy. NSC is confident that it can utilize its seasoned technologies and product lineup in the United States, since it expects high level of demand for high-grade steel in this largest market amongst developed countries as well as sustainable growth in domestic steel demand.

NSC believes that the Transaction is a worthwhile investing since the acquisition is not only consistent with NSC’s overseas business strategy but also would enable NSC to diversify its global footprint by securing integrated steel manufacturing capabilities in the United States, developed country, adding to existing operational bases in ASEAN and India, where market volume and growth potential are significant. NSC intends to further enhance its enterprise value by developing and expanding in these three globally important operational bases.

U. S. Steel is an integrated blast furnace and electric arc furnace steel manufacturer with a large presence in the United States, measured by crude steel production capacity. U. S. Steel manufactures in the United States and Europe (Slovakia) and distributes steel sheets for automotive, home appliances, construction materials, and tubular for the energy industry. U. S. Steel’s crude steel production capacity is approximately 20 million tonnes. In addition to highly competitive integrated blast furnace mills, U. S. Steel owns valuable assets such as the one of the world's most advanced electric arc furnace mini mill that is capable of producing high-grade steel, and iron ore mines to self-supply manufacturing operations in North America. U. S. Steel has also invested in carbon neutrality, including expansion of capacity of the electric arc furnace mini mills and installment of production equipment of direct reduced iron pellets to supply for electric arc furnaces.

Upon completion of this Transaction, NSC group’s global crude steel production capacity(*) will increase to approximately 86 million tonnes per year, making it further expanding its reach. NSC and U. S. Steel will move forward together as the “Best Steelmaker with World -Leading Capabilities,” providing across the globe products and services made by the technologies across both companies in high-grade steel including electrical steel and automotive steel to broadly contribute to customers and society.

Furthermore, NSC and U. S. Steel share a common goal of achieving carbon neutrality by 2050, and each company has made an effort in this field and developed technological edges. NSC aims to attain carbon neutrality through the development of great innovative technologies: “hydrogen injection into blast furnaces,” “high-grade steel production in large size electric arc furnaces” and “hydrogen direct reduction of iron.” U. S. Steel operates Big River Steel, which is one of the world's most advanced electric arc furnace mini mills, and Big River 2 of which construction is expected to be completed in 2024. By combining the advanced technologies of both companies, NSC and U. S. Steel will together take steps towards achieving carbon neutrality by 2050 and contribute to building a sustainable society.

*: Sum of the nominal full production capacity of companies in which the Company has 30% or more of equity interests, which is the same methodology as the World Steel Association’s crude steel production statistics (as of the end of March 2023).

3. Overview of U. S. Steel

(1)	Name	United States Steel Corporation
(2)	Location	600 Grant Street, Pittsburgh, PA 15219-2800, U.S.A.
(3)	Name and Title of Representative	David B. Burritt, President and Chief Executive Officer
(4)	Description of Business	Manufacturing and distribution of steel sheets for automotive, home appliances and building materials etc. and tubular for energy industry
(5)	Common Stockholders Equity (*1)	US$ 285 million (As of September 30, 2023)
(6)	Year of Establishment	1901
(7)	Major Shareholders and Ownership Percentage (*2)	Blackrock, Inc.: 10.3％, The Vanguard Group: 9.4％
(8)	Relationship Between the Company and U. S. Steel	Capital Relationship	Not applicable.
		Personnel Relationship	Not applicable.
		Business Relationship	Not applicable.
		Status of a Related Party	U. S. Steel is not an affiliated party of NSC.
(9)	Consolidated operating results and consolidated financial positions of said company for the last three years (*3)
As of / for the year ended		December 31, 2020	December 31, 2021	December 31, 2022
Net assets		3,879	9,103	10,311
Total assets		12,059	17,816	19,458
Net assets per share		17.60	34.51	45.14
Total Net sales		9,741	20,275	21,065
Earnings (loss) before interest and income taxes		(1,075)	4,946	3,160
Net earnings (Loss) attributable to U. S. Steel stockholders		(1,165)	4,174	2,524
Earnings (Loss) per share		(5.92)	15.77	10.22
Dividend per share		0.04	0.08	0.20

(in millions, except per share amounts, all amounts in US$)

(*1) Information from U. S. Steel’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2023, filed by U. S. Steel with the SEC on October 27, 2023.

(*2) Information from filings of stockholders made with the SEC. Percentages based on shares of common stock outstanding as of December 14, 2023.

(*3) Information from U. S. Steel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and December 31, 2022, filed by U. S. Steel with the SEC on February 11, 2022 and February 3, 2023.

4. Number of Shares to be Acquired, Acquisition Value and Shareholding before and after Acquisition

(1)	Number of Shares Held before the Change	0 (Number of voting shares: 0) (Percentage of voting rights held: 0.0%)
(2)	Number of Shares to be Acquired (*4)	223,135,077 shares (Number of voting shares: 223,135,077 units)
(3)	Acquisition Value (*5)	Common shares of U. S. Steel: US$ 14,126 million (*)
(4)	Number of Shares Held after the Change	1 share (Number of voting shares: 1 unit) (Percentage of voting shares held: 100.0%)

(*4) Based on shares of common stock outstanding as of December 14, 2023.

(*5) Acquisition value includes the full amount required to purchase all outstanding options, restricted stock units and other securities including convertible notes etc.

5. Schedule

(1)	Date of Merger Agreement	December 18, 2023 (Japan time)
(2)	Estimated Date of stockholder meeting to be held by U. S. Steel	First half of calendar year 2024 (Estimate)
(3)	Estimated Date of Closing	Second or third quarter of calendar year 2024 (Estimate) (*)

(*): Subject to approval of U. S. Steel shareholders, receipt of regulatory approvals and other closing conditions as specified in the merger agreement.

6. Financial Impact of the Transaction

The impact of the Transaction on NSC’s financial results is not reflected in NSC's consolidated financial forecasts for the fiscal year ending March 31, 2024, which were announced on November 1, 2023. NSC is still reviewing the impact and will promptly announce any material changes that are to be publicly reported.

（Reference）Consolidated Earnings Forecasts for the current Fiscal Year (released on November 1, 2023) and Actual Consolidated Earnings Results for the Previous Fiscal Year of NSC

	Revenue	Business Profit	Profit for the year Attributable to Owners of the Parent	Basic Earnings per Share
Current FY Forecasts (FY Ending March 31, 2024)	JPY 9,000,000 million	JPY 740,000 million	JPY 420,000 million	JPY 456.00
Previous FY Results, Actual (FY Ended March 31, 2023)	JPY 7,975,586 million	JPY 916,456 million	JPY 694,016 million	JPY 753.66

Additional Information and Where to Find It

This press release relates to the proposed transaction between the United States Steel Corporation (“U. S. Steel”) and NSC.  In connection with the proposed transaction, U. S. Steel will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including U. S. Steel’s proxy statement on Schedule 14A (the “Proxy Statement”).  The information in the preliminary Proxy Statement will not be complete and may be changed. The definitive Proxy Statement will be delivered to stockholders of U. S. Steel. U. S. Steel may also file other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction.  The proposed transaction will be submitted to U. S. Steel’s stockholders for their consideration.  BEFORE MAKING ANY VOTING DECISION, U. S. STEEL’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT U. S. STEEL, NSC AND THE PROPOSED TRANSACTION.

U. S. Steel’s stockholders will be able to obtain free copies of the preliminary Proxy Statement and the definitive Proxy Statement (in each case, if and when available), as well as other documents containing important information about U. S. Steel, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov).  Copies of the Proxy Statement and the other documents filed with the SEC by U. S. Steel can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone412-433-1121, or from U. S. Steel’s website www.ussteel.com.

Participants in the Solicitation

NSC, U. S. Steel and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from U. S. Steel’s stockholders in respect of the proposed transaction.  Information regarding the directors and executive officers of U. S. Steel who may, under the rules of the SEC, be deemed participants in the solicitation of U. S. Steel’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC.  Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and will be included in the Proxy Statement when filed. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This press release contains information regarding U. S. Steel and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties.  We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only U. S. Steel’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of U. S. Steel’s or NSC’s control. It is possible that U. S. Steel’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of U. S. Steel or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from U. S. Steel's or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that U. S. Steel’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact U. S. Steel’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of U. S. Steel’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of U. S. Steel or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of U. S. Steel.  U. S. Steel directs readers to its Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and the other documents it files with the SEC for other risks associated with U. S. Steel’s future performance.  These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements.  Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well a tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this press release is as of the date above.  Neither U. S. Steel nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in U. S. Steel’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.

(Appendix) Joint statement of NSC and U. S. Steel

Dec. 18, 2023

Nippon Steel Corporation (NSC) to Acquire U. S. Steel, Moving Forward Together as the ‘Best Steelmaker with World-Leading Capabilities’

NSC to acquire U. S. Steel for $55.00 per share in an all-cash transaction representing 40% premium, providing certain and immediate value to U. S. Steel shareholders

Brings together two storied companies with rich histories of providing excellent products and services and contributing to the development of society

Combines world-leading technologies and manufacturing capabilities to better serve customers in the United States and globally

Strengthens a diversified and competitive steel industry in the United States to the benefit of customers through investment collaboration between two global steel innovators

NSC to honor all collective bargaining agreements with United Steelworkers Union as part of commitment to maintaining strong stakeholder relations

Drives the global steel industry towards decarbonization and a sustainable world

U. S. Steel to retain its iconic name and headquarters in Pittsburgh, PA

Transaction represents culmination of U. S. Steel’s robust strategic alternatives process

Creates significant value for both NSC and U. S. Steel shareholders

Joint conference call at 8:00 a.m. ET to discuss details of the transaction

Chiyoda-ku, Tokyo, Japan, and Pittsburgh, Pennsylvania, USA, December 18, 2023 – Nippon Steel Corporation (NSC) (TSE: 5401), Japan’s largest steelmaker and one of the world’s leading steel manufacturers, and United States Steel Corporation (NYSE: X) ("U. S. Steel”), a leading steel producer with competitive advantages in low-cost iron ore, mini mill steelmaking, and best-in-class finishing capabilities, today announced that they have entered into a definitive agreement pursuant to which NSC will acquire U. S. Steel in an all-cash transaction at $55.00 per share, representing an equity value of approximately $14.1 billion plus the assumption of debt, for a total enterprise value of $14.9 billion. The $55.00 per share purchase price represents a 40% premium to U. S. Steel’s closing stock price on December 15, 2023. The transaction has been unanimously approved by the Board of Directors of both NSC and U. S. Steel.

NSC’s acquisition of U. S. Steel will enhance its world-leading manufacturing and technology capabilities and enable it to expand the geographic areas in which NSC can better serve all of its stakeholders, including customers and society at large. The transaction will further diversify NSC’s global footprint by significantly expanding its current production in the United States, adding to its primary geographies of Japan, ASEAN, and India. As a result of NSC’s acquisition of U. S. Steel, its expected total annual crude steel capacity will reach 86 million tonnes – accelerating progress towards NSC’s strategic goal of 100 million tonnes of global crude steel capacity annually.

NSC President Eiji Hashimoto, said “We are excited that this transaction brings together two companies with world-leading technologies and manufacturing capabilities, demonstrating our mission to serve customers worldwide, as well as our commitment to building a more environmentally friendly society through the decarbonization of steel. NSC has long admired U. S. Steel with deep respect for its advanced technologies, rich history, and talented workforce and we believe we can jointly take on the challenge of raising our aspirations to even greater heights. The transaction builds on our presence in the United States and we are committed to honoring all of U. S. Steel’s existing union contracts. We look forward to collaborating closely with the U. S. Steel team to bring together the best of our companies and move forward together as the ‘Best Steelmaker with World-Leading Capabilities’.”

NSC Executive Vice President Takahiro Mori said, “We believe this transaction is in the best interests of our two companies, providing strong, immediate value for U. S. Steel shareholders while enhancing NSC’s long-term growth prospects. We have a strong balance sheet and are confident in our ability to unlock the potential of bringing together NSC and U. S. Steel through advancement in steelmaking, creating long-term value for our companies’ stakeholders, including our customers, employees, suppliers, communities, and shareholders.”

President and Chief Executive Officer of U. S. Steel, David B. Burritt said, “NSC has a proven track record of acquiring, operating, and investing in steel mill facilities globally – and we are confident that, like our strategy, this combination is truly Best for All. This transaction realizes the tremendous value today in our company and is the result of our Board of Directors’ comprehensive and thorough strategic alternatives process. For our U. S. Steel employees, who I continue to be thankful for, the transaction combines like-minded steel companies with an unwavering focus on safety, shared goals, values, and strategies underpinned by rich histories. For customers, U. S. Steel and NSC create a truly global steel company with combined capabilities and innovation capable of meeting our customers’ evolving needs. Today’s announcement also benefits the United States – ensuring a competitive, domestic steel industry, while strengthening our presence globally. Our shared decarbonization focus is expected to enhance and accelerate our ability to provide customers with innovative steel solutions to meet sustainability goals.”

Strategic Benefits

-	Moving Forward Together as the ‘Best Steelmaker with World-Leading Capabilities’. The transaction combines cutting-edge technologies across NSC and U. S. Steel to advance innovation and deliver high-grade steel products, such as electrical steel and automotive flat steel to customers around the world. NSC and U. S. Steel will share their world-leading technologies and manufacturing capabilities to be at the forefront of innovation and digital transformation in steelmaking for the benefit of customers. U. S. Steel is a proven innovator in energy efficiency, with Big River Steel operating one of the most advanced, state-of-the-art sustainable mills in North America. Synergies from the transaction will be primarily driven by bringing together advanced production technology and know-how between U. S. Steel and NSC, including in cost-effective operations, energy savings, and recycling. NSC’s technology and products will further advance the technical capabilities of U. S. Steel’s Mined, Melted and Made in America portfolio of products, better supporting the evolving demand of customers in the United States.

-	Strengthens Ability to Address Growing Demand for High-Grade Steel in U.S. and Globally. U. S. Steel has long been one of America’s steel industry leaders, while NSC has been serving U.S. customers successfully for decades. Together with U. S. Steel, NSC will be well-positioned to capitalize on the growing demand for high-grade steel, automotive and electrical steel, and provide excellent products and services. Further, NSC is committed to serving customers in the United States and deliver high-performance steel products to meet the needs of every application.

-	Drives the Global Steel Industry Towards Decarbonization and a Sustainable World. NSC and U. S. Steel share a commitment to decarbonize by 2050 and recognize that solving sustainability challenges is a fundamental pillar of a steelmaker’s existence and growth. A key area of collaboration post-transaction will be to continue to advance this goal and drive alternative technologies in decarbonization. NSC is developing three breakthrough technologies to progress towards its goal of achieving carbon neutrality by 2050, including hydrogen injecting technology into blast furnaces, high grade steel production in large size electric arc furnaces, and hydrogen use in direct iron reduction process. U. S. Steel is similarly focused on reducing its carbon footprint, including continuously striving to use less energy in its existing operations, integrating electric arc furnace capabilities into its footprint, and is constructing a second state-of-the-art mini mill in Arkansas.

-	Honors All Agreements between U. S. Steel and the United Steelworkers Union: NSC has a strong track record of safety in the workplace and working collaboratively with unions. All of U. S. Steel’s commitments with its employees, including all collective bargaining agreements in place with its unions, will be honored and NSC is committed to maintaining these relationships uninterrupted.

-	Commits to Maintaining Strong Stakeholder Relations, Including with Employees, Customers, Suppliers and Communities. The combined workforce is critical to operations in the United States and globally. Following the closing of the transaction, U. S. Steel will retain its iconic name, brand, and headquarters in Pittsburgh, PA. NSC is committed to continuity in strong relationships with U. S. Steel’s suppliers, customers, the surrounding communities, and people that support U. S. Steel’s operations and is committed to being a productive member of these communities.

-	Creates Significant Value for Both NSC and U. S. Steel Shareholders. The transaction accelerates NSC’s growth as ‘Best Steelmaker with World-Leading Capabilities’, poised to deliver higher growth, enhanced profitability, and long-term value for NSC shareholders. The all-cash offer also provides strong value creation and certainty of value for U. S. Steel shareholders. This transaction is the successful outcome of a comprehensive and robust strategic review conducted by U. S. Steel and its Board of Directors. The $55.00 per share purchase price represents a 40% premium to U. S. Steel’s closing stock price on December 15, 2023.

Transaction Details

The transaction is expected to close in the second or third quarter of calendar year 2024, subject to approval by U. S. Steel’s shareholders, receipt of customary regulatory approvals and other customary closing conditions. NSC plans to fund the transaction through proceeds mainly from borrowings from certain Japanese banks and has already secured financing commitments. The transaction is not subject to any financing conditions.

Advisors

Citi is acting as financial advisor to NSC. Ropes & Gray LLP is acting as legal advisor to NSC. Barclays Capital Inc., Goldman Sachs & Co. LLC and Evercore are acting as financial advisors to U. S. Steel. Milbank LLP and Wachtell, Lipton, Rosen & Katz are acting as legal advisors to U. S. Steel.

Conference Call

NSC and U. S. Steel will hold a conference call to discuss the proposed acquisition with analysts and investors today, December 18, 2023 at 8:00am EST in the U.S. (10:00pm JST in Japan). The conference call will be conducted via live webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=S9ip3qYD. Presentation materials for the conference call will be posted prior to the call and a replay will be available after the call on U. S. Steel’s investor relations website: https://investors.ussteel.com/.

Find out more about the proposed transaction at www.BestDealforAmericanSteel.com.

About NSC

NSC is Japan’s largest steelmaker and one of the world’s leading steel manufacturers. NSC has a global crude steel production capacity of approximately 66 million tonnes and employs approximately 100,000 people in the world. NSC’s manufacturing base is in Japan and the company has presence in 15 additional countries including: United States, India, Thailand, Indonesia, Vietnam, Brazil, Mexico, Sweden, China and others. NSC established a joint venture in the United States around 40 years ago and has focused on building cooperative and good relationships with employees, labor unions, suppliers, customers, and communities. As the ‘Best Steelmaker with World-Leading Capabilities,’ NSC pursues world-leading technologies and manufacturing capabilities and contributes to society by providing excellent products and services. For more information, please visit: https://www.nipponsteel.com.

About U. S. Steel

Founded in 1901, U. S. Steel is a leading steel manufacturer. With an unwavering focus on safety, the Company’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products. The Company also maintains advanced iron ore production and has an annual raw steelmaking capability of 22.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit: www.ussteel.com.

NSC Contacts

Media

pr_contact@jp.nipponsteel.com

Kayo Kikuchi / +81-3-6867-2977 / kikuchi.26s.kayo@jp.nipponsteel.com

Masato Suzuki / +81-3-6867-2135 / suzuki.s4f.masato@jp.nipponsteel.com

Investors

ir@jp.nipponsteel.com

Yuichiro Kaneko / +81-80-9022-6867 / kaneko.yc3.yuichiro@jp.nipponsteel.com

Yohei Kato / +81-80-2131-0188 / kato.rk5.yohei@jp.nipponsteel.com

General Inquiries (U.S.)

Nippon Steel North America, Inc. / +1 (713) 654 7111

U.S. Media Contacts

NSCMedia@teneo.com

Robert Mead / +1 (917) 327 9828 / Robert.Mead@teneo.com

Monika Driscoll / +1 (929) 388 9442 / Monika.Driscoll@teneo.com

Tucker Elcock / +1 (917) 208 4652 / Tucker.Elcock@teneo.com

U. S. Steel Contacts

Media

Tara Carraro

Senior Vice President, Chief Communications Officer

T- 412-433-1300

E- media@uss.com

Kelly Sullivan / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

T- 212-355-4449

Investors

Kevin Lewis

Vice President

Finance

T- 412-433-6935

E- klewis@uss.com

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Additional Information and Where to Find It

This press release relates to the proposed transaction between the United States Steel Corporation (the “Company”) and NSC.  In connection with the proposed transaction, the Company will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”).  The information in the preliminary Proxy Statement will not be complete and may be changed. The definitive Proxy Statement will be delivered to stockholders of the Company. The Company may also file other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction.  The proposed transaction will be submitted to the Company’s stockholders for their consideration.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the preliminary Proxy Statement and the definitive Proxy Statement (in each case, if and when available), as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov).  Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction.  Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC.  Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and will be included in the Proxy Statement when filed. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This press release contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties.  We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company.  The Company directs readers to its Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance.  These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements.  Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well a tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this press release is as of the date above.  Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.